Registration No. 33-


                                    FORM S-8


              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Fleet Financial Group, Inc.
            -----------------------------------------------------------
              (Exact name of registrant as specified in its charter)

                      Rhode Island                     05-0341324
            -------------------------------       ---------------------
            (State or other jurisdiction of        (I.R.S. Employer
            incorporation or organization)          Identification No.)

                 50 Kennedy Plaza, Providence, RI          02903
            -----------------------------------------------------------
              (Address of Principal Executive Offices   (Zip Code)


                            Fleet Financial Group, Inc.
                            --------------------------
                            1995 Restricted Stock Plan
                            --------------------------
                             (Full title of the plan)

                            William C. Mutterperl, Esq.
                     Senior Vice President and General Counsel
                   Fleet Financial Group, Inc., 50 Kennedy Plaza
                                 Providence, RI 02903
            -----------------------------------------------------------
                      (Name and address of agent for service)

                                  (401) 278-5880
            -----------------------------------------------------------
           (Telephone number, including area code, of agent for service)

                                  with a copy to:

                      Joanne H. Marcoux, Group Senior Counsel
                   Fleet Financial Group, Inc., 50 Kennedy Plaza
                               Providence, RI 02903


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                          Calculation of Registration Fee



- -----------------------------------------------------------------------------
                                     Proposed  Proposed
   Title of                          Maximum   Maximum
   Securities                        Offering  Aggregate   Amount of
   to be          Amount to be       Price Per Offering    Registration
   Registered     Registered         Share*    Price*      Fee

   Common Stock     250,000           $37.07   $9,267,500  $3,196
   $1.00 par        shares
   value (1)
- -----------------------------------------------------------------------------


   (1) Including preferred share purchase rights.

    * Pursuant to Rule 457(c) and (h)(1), the registration fee is based on the average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange on August 31, 1995.

                                  PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated in this Registration Statement by reference:

      1. Annual Report on Form 10-K for the year ended December 31, 1994, as amended by a Form 10-K/A dated April 28, 1995.

      2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

      3. Current Reports on Form 8-K dated January 18, 1995, January 27, 1995, February 20, 1995, February 21, 1995, April 13, 1995, May 11, 1995, May 17,
1995,  June 21, 1995, August 11, 1995 and August 23, 1995.

      4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

      5. The description of the Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated November 29, 1990, (as amended by an Amendment to Application or Report on Form 8-A dated September 6, 1991 and a Form 8-A/A dated March 17, 1995).

      Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Registration S-K.

      All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated


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by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the Common Stock, including the associated preferred share purchase rights, offered hereby has been passed upon for the Registrant by Edwards & Angell, 2700 Hospital Trust Tower, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, Fleet Bank of Massachusetts, National Association and Fleet Bank,
National Association, each wholly-owned subsidiaries of the Registrant, and beneficially owns 4,052 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

        The Registrant's By-Laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-Laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interests, (b) in all other cases that his conduct was at least not opposed to its best interest, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's By-Laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provide an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to such provisions, the Registrant is aware that the Commission has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

    Not applicable.

Item 8. Exhibits.

      4    -- Fleet Financial Group, Inc. 1995 Restricted Stock Plan

      5    -- Opinion of Counsel Re:  legality

     23(a) -- Consent of KPMG Peat Marwick LLP

     23(b) -- Consent of Edwards & Angell (included in Exhibit 5)

     24    -- Powers of Attorney (included on signature pages to this
              Registration Statement)

Item 9. Undertakings.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration

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Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES AND AMENDMENTS


    Each person whose signature appears below hereby constitutes and appoints the Chairman and President, any Vice Chairman, the Executive Vice President and Chief Financial Officer or the Secretary of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendment may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Providence, State of Rhode Island on September 6, 1995.

                                                     FLEET FINANCIAL GROUP, INC.

                                                     By /s/ Terrence Murray
                                                     ---------------------------
                                                        Terrence Murray
                                                        Chairman, President and
                                                        Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 6, 1995.



     /s/  Terrence Murray           Chairman, President and Chief
     ------------------------       Executive Officer
          Terrence Murray


     /s/  Eugene M. McQuade         Executive Vice President and
     ------------------------       Chief Financial Officer
          Eugene M. McQuade


     /s/  William Barnet, III       Director
     ------------------------
          William Barnet, III


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       /s/ Bradford R. Boss                     Director
     ------------------------
           Bradford R. Boss


       /s/ Paul J. Choquette                    Director
     ------------------------
           Paul J. Choquette


       /s/ James F. Hardymon                    Director
     ------------------------
           James F. Hardymon


                                                Director
     ------------------------
           Robert M. Kavner


       /s/ Layfayette Keeney                    Director
     ------------------------
           Lafayette Keeney


       /s/ Raymond C. Kennedy                   Director
     ------------------------
           Raymond C. Kennedy


       /s/ Arthur C. Milot                      Director
     ------------------------
           Arthur C. Milot


       /s/ Ruth R. McMullin                     Director
     ------------------------
           Ruth R. McMullin


       /s/ Thomas D. O'Connor                   Director
     ------------------------
           Thomas D. O'Connor


       /s/ Michael B. Picotte                   Director
     ------------------------
           Michael B. Picotte


       /s/ John A. Reeves                       Director
     ------------------------
           John A. Reeves

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       /s/ John R. Riedman                      Director
     ------------------------
           John R. Riedman


       /s/ John S. Scott                        Director
     ------------------------
           John S. Scott